UNITED STATES

SECRUITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Sec. 240.14a-12

LIBERTY ALL-STAR EQUITY FUND

(name of Registrant as Specified in its Charter)

ALPS FUND SERVICES, INC.

Attn: Tane Tyler

1290 Broadway, Suite 1100

Denver, Colorado 80203

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
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[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

MUTUAL FUND PROXY FACT SHEET FOR: LIBERTY ALL-STAR FUNDS LIBERTY ALL-STAR EQUITY FUND LIBERTY ALL-STAR GROWTH FUND, INC.

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	OCTOBER 10, 2012	OFFICES OF ALPS ADVISORS, INC.

Mail Date	NOVEMBER 16, 2012	ONE FINANCIAL CENTER, 15th FLOOR

Meeting Date	DECEMBER 20, 2012 @ 9:00 AM EST	BOSTON, MASSACHUSETTS 02111
ADDITIONAL INFORMATION		CONTACT INFORMATION

Ticker Symbol	SEE BELOW	Inbound Line	1-800-499-7619

Cusip Number	SEE BELOW	Website	www.all-starfunds.com

What are shareholders being asked to vote on?

1.	To approve new Portfolio Management Agreements for your Fund among the Fund, AAI and TCW Investment Management Company to become effective upon the Closing of the TCW Transaction;

BOARDS OF DIRECTORS RECOMMENDATION – FOR

2.	To approve a new Portfolio Management Agreement for the Equity Fund among the Fund, AAI and Cornerstone Capital Management LLC to become effective upon the Closing of the Cornerstone Transaction;

BOARDS OF DIRECTORS RECOMMENDATION – FOR

3.	To approve a change to your Fund’s “manager-of-managers” structure, subject to the provision of exemptive relief by the U.S. Securities and Exchange Commission (“SEC”);

BOARDS OF DIRECTORS RECOMMENDATION – FOR

PROPOSAL 1: To approve new Portfolio Management Agreements for the Equity Fund and the Growth Fund among each Fund, AAI and TCW Investment Management Company to become effective upon the Closing of the TCW Transaction;

Why are shareholders being asked to vote on new Portfolio Management Agreements?

Shareholders of your Fund(s) are being asked to approve new Portfolio Management Agreements with TCW to become effective only upon the closing of the TCW Transaction so that TCW Investment Management Company can continue to provide Portfolio Management to your Fund(s). Shareholder approval of the New TCW Agreements is being sought to ensure that TCW can continue to provide the Fund(s) with the same services that are currently provided.

What is the TCW Transaction?

On August 9, 2012, The TCW Group Inc., the parent company to TCW Investment Management Company, a sub-adviser for your Fund(s), entered into a definitive agreement with The Carlyle Group pursuant to which The Carlyle Group will acquire a majority interest in The TCW Group. The TCW Transaction constitutes a change in control of TCW which will automatically cause the current

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agreements to terminate because the TCW Transaction will be deemed an “assignment” of the current Portfolio Management Agreements under the Investment Company Act of 1940.

Will the TCW Transaction affect me as a shareholder?

The TCW Transaction will not result in any changes to the organization or structure of your Fund(s). Shareholders will still own the same shares in the same Fund(s).

Will the services change or the fees payable under the New TCW Agreements increase as a result of the Transactions?

There will be no changes in the services provided or increase in the fee rates under the New TCW Agreements. It is expected that most of TCW’s portfolio management team who provide services to your Fund(s) will provide uninterrupted management following the closing of the TCW Transactions. The TCW Transactions will not result in any changes to the organization or structure of your Fund(s), and your Fund’s investment objectives and principal investment strategies will remain unchanged.

Will there be any change in the portfolio management teams at TCW that serve the Funds?

It is expected that most of the same TCW portfolio management teams that currently serve the Fund(s) will continue to do so after the TCW Transaction, pursuant to the same investment objectives and strategies currently in place.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To approve a new Portfolio Management Agreement for the Equity Fund among the Fund, AAI and Cornerstone Capital Management LLC to become effective upon the Closing of the Cornerstone Transaction;

Why are shareholders being asked to vote on a new Portfolio Management Agreement?

Shareholders of your Fund are being asked to approve the New Cornerstone Agreement among the Equity Fund, AAI and Cornerstone Capital Management LLC. The Current Cornerstone Agreement will automatically terminate upon the closing of the Cornerstone Transaction. Therefore, approval of the New Portfolio Management Agreement is sought so that the operation and management your Fund can continue without interruption. If the Transaction is not completed for any reason, the Current Cornerstone Agreement will continue in effect.

What is the Cornerstone Transaction?

On September 25, 2012, Cornerstone Capital Management, Inc. entered into a definitive agreement with New York Life Investment Management, LLC pursuant to which NYLIM, through its affiliate, Madison Square Investors, LLC will acquire a minority stake in a new entity, Cornerstone Capital Management LLC, which will be Cornerstone Inc.’s successor. The Cornerstone Transaction constitutes a change in control of Cornerstone LLC. Upon the closing of the Cornerstone Transaction, the current Cornerstone Agreement among the Equity Fund, AAI, and Cornerstone Inc. will automatically terminate because the Cornerstone Transaction will be deemed an “assignment” of the current Portfolio Management Agreements under the Investment Company Act of 1940.

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Will the Cornerstone Transaction affect me as a shareholder?

The Cornerstone Transaction will not result in any changes to the organization or structure of the Funds. Shareholders will still own the same shares in the same Funds.

Will the services change or the fees payable under the New Cornerstone Agreements increase as a result of the Transactions?

There will be no changes in the services provided or increase in the fee rates under the New Cornerstone Agreement. It is expected that most all of Cornerstone LLC’s portfolio management team who provide services to the Fund(s) will provide uninterrupted management following the closing of the Cornerstone Transactions. The Cornerstone Transactions will not result in any changes to the organization or structure of the Fund(s), and your Fund’s investment objectives and principal investment strategies will remain unchanged.

Will there be any change in the portfolio management teams at Cornerstone that serve the Funds?

The same portfolio management team who currently services your Fund will continue to do so after the Cornerstone Transaction, pursuant to the same investment objectives and strategies currently in place.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

PROPOSAL 3: To approve a change to each Fund’s “manager-of-managers” structure, subject to the provision of exemptive relief by the U.S. Securities and Exchange Commission (“SEC”);

Why are shareholders being asked to approve a change to each Fund’s “manager-of-managers” structure, subject to the provision of exemptive relief by the U.S. Securities and Exchange Commission?

Your Fund(s) filed an application with the Securities and Exchange Commission requesting an amendment to their current SEC exemptive order that would generally permit AAI and the Fund(s), subject to Board approval and certain conditions, to enter into new sub-advisory agreements with unaffiliated sub-advisers and to change the terms of existing sub-advisory agreements with unaffiliated sub-advisers without obtaining Shareholder approval. Proposal 3 seeks shareholder approval for a change to the implementation of the Funds’ manager-of-managers structure so that your Fund(s) will be able to rely upon the Amendment without delay should it be issued. Before your Fund(s) can rely on the Amendment, its Shareholders must approve this change.

How will the change to in each Fund’s “manager-of-managers” structure affect the shareholders ability to vote on sub-advisory agreements?

Shareholders should be aware that, under the Amendment, they would not have the ability to vote on whether their Fund(s) entered into new sub-advisory agreements with unaffiliated sub-advisers or whether terms to sub-advisory agreements were changed in many cases.

Could investment advisory fees be increased without a Shareholder vote if the change in the manager-of-managers structure is approved?

Fees paid to sub-advisers are paid directly by AAI out of its investment advisory fee; they are not paid directly by your Fund(s). Therefore, any change in sub-advisory fees will have no impact on your Fund’s

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expenses. Any increase in the investment advisory fee paid to the investment adviser by your Fund(s) will continue to require Shareholder approval.

What are the benefits of a manager-of-managers structure?

A manager-of-managers structure will provide the investment adviser and the Board with the flexibility to implement sub-adviser changes or amend sub-advisory agreements without incurring the significant expense and potential interruption in service associated with obtaining Shareholder approval at the next annual Shareholder meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

Will my Fund pay for this proxy solicitation or for the costs of the Transaction?

TCW has agreed to bear the expenses associated with the proposal to approve the New TCW Agreements and Cornerstone has agreed to bear the expenses associated with the proposal to approve the New Cornerstone Agreement. Your Fund(s) will pay the cost related to the “manager-of- managers” structure approval.

NAME OF FUND	TICKER	CUSIP
LIBERTY ALL-STAR EQUITY FUND	USA	530158104
LIBERTY ALL-STAR GROWTH FUND, INC.	ASG	529900102

VOTING METHODS

INTERNET:

Log on to the website listed on your proxy card. Make sure to have your proxy card available when you plan to vote your shares. You will need the control number found on the card at the time you execute your vote.

MAIL:

Simply sign, date, and complete the proxy card and return it in the postage paid envelope provided.

TOUCHTONE PHONE:

Simply dial the toll-free number on your proxy card and follow the automated instructions. Please have your proxy card available at the time of the call.

The proxy statement is available online at: www.all-starfunds.com

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